                                                                   EXHIBIT 10.21

                            ASSET PURCHASE AGREEMENT
                     (SunBay Resort, Hot Springs, Arkansas)
_________________________________________________


          This Asset Purchase Agreement (this "Agreement") is made effective on the date indicated hereinbelow that the last party executed this Agreement (the "Effective Date"), between Capitol Communities Corporation, a Nevada corporation (the "Buyer"), and SunBay, Inc., an Arkansas corporation (the "Seller").

                                   PREMISES:

          Seller is the owner and operator of the "Sunbay Resort," located on Lake Hamilton in Hot Springs, Arkansas, including the Athletic Club, Restaurant and Lounge, equipment and supplies, land, buildings and timeshare weeks. Seller intends to convey same to Buyer, pursuant to this Agreement.

                                  WITNESSETH:

          1.  SALE AND PURCHASE OF BUILDING.  The Seller agrees to sell, and the
              -----------------------------
Buyer agrees to purchase on the terms hereafter stated, all of the Seller's right, title and interest in and to the following described property and improvements (hereafter collectively called the "Project"):

          1.1  Real Property.
               -------------

          (a) All of Seller's land, together with the buildings, improvements, fixtures and other items of real property now or hereafter located on such land, in an as-is condition, situated on Lake Hamilton, Hot Springs, Garland County, Arkansas, and all Seller's timeshare interests and all Seller's interests in real estate in Garland County, Arkansas, including, but not limited to "The Wharf" and "North Shore" developments and that real property (other than timeshare weeks) more particularly described on Schedule 1.1(a) attached as a part hereof and those timeshare weeks more particularly described on Schedule 1.1(a)-1 (the "Real Property");

          (b) All easements, rights of ways, privileges, appurtenances and other rights pertaining to said Real Property;

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          (c) All right, title and interest, if any, of the Seller in and to:

                (1) Any land lying in the bed of any street, in front of or adjoining the Real Property.

                (2) Any award made or to be made in lieu thereof;

                (3) Any unpaid award for damage to the Real Property by reason of change of street grade or otherwise;

                (4) Any strips and small parcels of land adjoining the Real Property; and

          1.2  Tangible Personal Property.  All of Seller's rights in all
               --------------------------
tangible personal property (the "Tangible Personal Property") located on the Real Property and used in the ownership, financing, operation and maintenance of the aforesaid buildings, improvements and land, including, without limitation, all fixtures; machinery; equipment; attachments; lighting fixtures; partitions; doors; cabinets; elevators; electric motors; screens; flag poles; pumps; sprinklers; plumbing; heating; air conditioning; electrical; ventilating and lighting systems; carpeting and other floor coverings, appliances, blinds, screens, built-in items, trees, shrubs and plants, including, but not limited to, those items described on Schedule 1.2 affixed hereto. The Tangible Personal Property will be conveyed at Closing in an "as-is" condition.

          1.3  Intangible Personal Property.  All the following intangible
               ----------------------------
personal property which is in the possession of the Seller and affiliates ("Intangible Personal Property") and used in the ownership, financing, operation and maintenance of the Real Property: all contract rights relating to the Real Property, deposits, permits, warranties, instruments, documents of title, and business records pertaining to the Real Property; construction plans and specifications; contractor's warranties and guarantees; and all rights to all trademarks and tradenames, including the tradename, "SunBay", and all artwork, brochures, artistic renderings and advertising material.

          1.4  Leases.  All rights of the lessor in the lease agreements (the
               ------
"Leases") for lease of any portion of  the Real Property which are described on
Schedule 1.4 affixed hereto, together with all security deposits held pursuant to the Leases.

          1.5 Certain Equipment Leases. Seller shall assign to Buyer and Buyer
              ------------------------
shall assume the equipment leases which are described on Schedule 1.5, affixed hereto and by this reference made a part hereof.

          1.6 Interim Sales of Timeshare in the Ordinary Course.  Seller shall
              -------------------------------------------------
have the right to sell and retain the sales price for the timeshare weeks set forth on Schedule 1.1(a)-1 in the ordinary course of Seller's business and without changing the prices or method of sales currently being conducted by Seller. Specifically, Seller shall not increase sales activities through lead generation and premiums, shall not hire or contract with additional salesmen and shall not offer any promotional premiums or discount prices for timeshare weeks. Further, Seller may be reacquiring timeshare weeks originally sold by the Seller from third parties. Seller will deliver an Amended Schedule 1.1(a)-1 at Closing to reflect all the timeshare weeks which Seller is conveying to Buyer at Closing. In the event that the total value of timeshare weeks reflected on the Amended Schedule 1.1 (a)-1(the "Actual Timeshare Value") should be less than the result obtained by subtracting $75,000 from the total value of timeshare weeks reflected on the Schedule 1.1(a)-1 affixed hereto(the "Preliminary Timeshare Value"), then that Purchase Price pursuant to Section 2.1 hereof shall be reduced by the amount by which the result obtained by subtracting $75,000 from the Preliminary Timeshare Value exceeds the Actual Timeshare Value. The value of each of the timeshare weeks shall be $800 for "blue weeks", $1,000 for "white weeks" and $1,200 for "red weeks." In the event that any of the timeshare weeks at Closing are subject to a pending contract of sale to a third party who has agreed to purchase same at an arms-length price in the ordinary course of Seller's business, then such timeshare week shall be included on the Amended
Schedule 1.1(a)-1 and Seller shall assign and Buyer shall assume such contract of sale at Closing.

          1.7.  Certain Contracts.  Seller will assign to Buyer all Seller's
                -----------------
rights and Buyer shall assume the obligations of Seller pursuant to the Agreement between Seller and the SunBay Beach Club Council of Co-Owners, Inc (the "POA") dated February 11, 1997 (the "Amenity Agreement"). Buyer agrees to abide by the Bylaws of the POA dated May 3, 1994 (the "Bylaws") following the Closing.

          1.8 Excluded Assets.  Notwithstanding any other provision hereof, the
              ---------------
Seller is not selling to Buyer pursuant to this Agreement and shall retain at Closing (i) that certain golf course maintenance equipment under lease with Stearns Financial Corporation, which equipment is located in Crossville, Tennessee, and (ii) all of Seller's accounts receivable and reserves established to meet the repurchase obligation relative to timeshare weeks previously sold by Seller to financial institutions.

          Seller shall deliver to Buyer at Closing all instruments necessary to convey the Project.

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          2.  PURCHASE PRICE AND PAYMENT TERMS.
              ---------------------------------

          2.1  Purchase Price.  The Purchase Price (the "Purchase Price") for
               --------------
the Project shall be Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00).


          2.2 Payment of Purchase Price. The Purchase Price shall be paid, in
              -------------------------
cash, upon closing.

          2.3  Earnest Money Deposit.  Contemporaneously with the execution of
               ---------------------
this Agreement, Buyer shall deliver the sum of Ten Thousand Dollars ($10,000.00) to Beach Abstract & Guaranty Company ("Escrow Agent"), as escrow agent, to be held as earnest money (the "Earnest Money Deposit"). If all the conditions precedent to Buyer's obligations under this Agreement are satisfied in full or expressly waived, the Earnest Money Deposit shall be applied to the Purchase Price at Closing. If, after fulfillment of all the conditions precedent to Buyer's obligations hereunder, fulfillment of title conditions and tender of full and complete performance by Seller, Buyer should otherwise fail to fulfill his obligation to tender the Purchase Price at Closing, the parties agree that the Earnest Money Deposit shall be paid to Seller as liquidated damages for Buyer's breach hereof.

          2.4  Allocation of Purchase Price.  With respect to the assets being
               ----------------------------
sold by Seller to Buyer pursuant to this Agreement, the Buyer and Seller agree to allocate the Purchase Price among such assets in accordance with the Allocation of Purchase Price to be set forth in a schedule which will be prepared and approved by Buyer and Seller at or prior to Closing. Each party agrees to file Form 8594 pursuant to Section 1060 of the Internal Revenue Code of 1986 in accordance with the allocation made pursuant to this section. Buyer represents that its taxpayer identification number is 88-0361144. Seller represents that its taxpayer identification number is ______________. Each of Buyer and Seller agree, prior to filing the Form 8594 with the Internal Revenue Service, to provide to each other a true, complete and legible copy of its Form 8594 it shall file with the Internal Revenue Service in order to ensure that the filings will be consistent.

          3.  TITLE AND SURVEY.
              -----------------

          3.1  Title Commitment.  On or before 5:00 o'clock p.m. central
               ----------------
daylight savings time on the 15th day after the Effective Date, the Seller will provide to the Buyer a preliminary binder for issuance of an ALTA owner's title insurance policy (the "Title Commitment") reflecting Buyer as the proposed insured, in the amount equal to the Purchase Price, issued

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by Hot Springs Title Company, as agent for Chicago Title Insurance Company, showing fee simple title to the Project to be in Seller, and containing only the exceptions (hereafter called the "Permitted Exceptions") described on Schedule
3.1 attached hereto and made a part hereof. After receipt of the preliminary title binder, Buyer shall be allowed fifteen (15) days to notify Seller in writing of any objections to Seller's title to the Real Property. Said objections to be in writing or be deemed waived. Upon receipt of any written objections, Seller shall promptly undertake to correct the defects in title objected to by the Buyer. If the Seller is unable to correct such defects within one hundred twenty (120) days after Seller's receipt of any written objections to title, the Buyer will have the option to waive such defect or terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder. If the title binder discloses judgments, bankruptcies or other exceptions against other persons having names the same as or similar to that of the Seller, the Seller, on request, shall deliver to the Buyer and the title company affidavits showing that such judgments, bankruptcies required by the title company to eliminate all exceptions other than the Permitted Exceptions appearing in the title binder.

          3.2  Title Policy.  On the Closing Date, Buyer may obtain, at Buyer's
               -------------
sole cost and expense, if there is any additional cost, an owner's policy of title insurance issued pursuant to the Title Commitment.

          3.3  Survey.  On or before 5:00 o'clock p.m. central daylight savings
               -------
time on the 15/th/ day after the Effective Date, Seller shall deliver to Buyer a current ALTA-ACSM survey of the Real Property certified to Buyer and the title company, with the signature and seal of a Registered Land Surveyor for the State of Arkansas showing all easements affecting the land, the relation of the land to public thoroughfares for access purposes, the location of all buildings, and improvements and legal description compatible with Schedule 1.1(a), and sufficient to convey title to the Real Property.

          3.4  Environmental Report; Investigation.  The Seller shall, promptly
               -----------------------------------
after the Effective Date, provide the Buyer with all books, records and documents (collectively, the "Documents") pertaining to the Project and the operation thereof (to the extent not theretofore furnished), including, without limitation, all documents referred to in this Agreement and the schedules annexed hereto, and all financial statements and contracts of and for the Sunbay Resort Property Owner's Association. Contemporaneously with the execution of this Agreement by both Seller and Buyer, Buyer shall have the right, at Buyer's expense, to (i) engage environmental engineering firm acceptable to Buyer to prepare and deliver to Buyer before Closing, an environmental audit for the Project and (ii) engage structural engineers, consultants, and firms to thoroughly inspect, audit and test the Project for the existence of any poor conditions or defects in the structure or the mechanical,

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electrical or plumbing systems serving the Project, or its compliance with
"Americans with Disabilities Act" and other regulatory requirements. The scope, sequence and timing of the environmental audit and/or the structural inspection shall be at the sole discretion of Buyer, and the environmental audit and/or the structural inspection shall be commenced as soon as reasonably practicable after the Effective Date.

          Buyer shall have the right, without the obligation, to enter upon the Project prior to the Closing to undertake sampling at the Project at Buyer's own expense. Seller shall, upon request of Buyer, provide to Buyer a description of all known operations, past and present, undertaken at the Project and any existing building construction and as-built plans and drawings and maps and diagrams designating the location of past and present operations and past and present storage of hazardous material, above and below ground, at the Project. If Buyer's sampling reveals that there has been a spill or discharge of a hazardous substance or waste or the existence of any hazardous material at the Project, or if the inspections performed by Buyer or any of its contractors indicate any unsatisfactory condition of the Project, Seller shall have the right to correct any such unsatisfactory condition within 90 days after receipt of notice from Buyer that such unsatisfactory condition exists. If such unsatisfactory conditions are not corrected within such 90-day period, the Buyer may elect to terminate this Agreement, or close and accept the Project subject to such unsatisfactory conditions.

          4.  Representations and Warranties of Seller.  To induce Buyer to
              -----------------------------------------
enter into this Agreement, Seller makes the following representations and warranties, each of which is material and relied upon by Buyer:

          4.1  Authorization.  The Seller (i) is a corporation duly organized,
               -------------
validly existing and in good standing under the laws of the State of Arkansas,
(ii) has the power and authority to sell and convey the Project; and (iii) prior to the Closing, shall have taken all actions required for the consummation of the transactions contemplated by this Agreement, or any other document delivered or to be delivered in connection with this Agreement;

          4.2 Title.  Seller is the sole owner of good, fee simple,
              -----
unencumbered, marketable title to all of the real and personal property to be sold to Buyer under this Agreement, subject only to the liens and encumbrances expressly stated in the Title Commitment, and the rights of tenants in possession under leases specified in this Agreement and in Schedule 1.4.

          4.3  Easements and Encroachments.  Except as expressly stated in the
               ---------------------------
Title Commitment, there are no encroachments, easements, or rights-of-way on, over, under, or across the Project or any part of it. No part of the buildings or structures on the Project

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encroach on any other property and all improvements on the Project are fully within its boundaries and violate no set back requirements.

          4.4  Regulations and Restrictions.  To the best knowledge of Seller,
               ----------------------------
none of the improvements on the Project violate any ordinance, regulation or restriction of the City of Hot Springs or any other governmental authority, or any restrictions, covenants, or agreements of any kind or nature. To the best knowledge of Seller, the Project is properly zoned for its current use. To the best knowledge of Seller, no part r interfere with the continued use of the Project as it is presently used. Seller has received no notices of any violations of any rule, regulation, code, resolution, ordinance, statute, or law involving the use, maintenance, operation, or condition of the Project or improvements. To the best knowledge of Seller, all installations and improvements on the Project fully and duly comply with all applicable resolutions, statutes, rules, regulations and codes of the City of Hot Springs, the County of Garland, and State of Arkansas, and all governmental agencies having jurisdiction over the Project, and the requirements of all Boards of Underwriters (or similar agencies).

          4.5  Improvements and Systems.  To the best knowledge of Seller, the
               ------------------------
structural components of the Real Property (including all its mechanical, electrical, plumbing and structural components) has been constructed in a good workmanlike manner and in compliance with all applicable laws, statutes, codes, and requirements of all governmental authorities having jurisdiction and all Boards of Underwriters, and the Real Property and all parts thereof are structurally safe and sound and in good operating condition. Seller does not know or have reason to know of any defects in or about any part of the Project which is impairing or interfering, or may impair or interfere, with the day to day use and operation of the Project as it is presently used.

          4.6  Taxes.  Seller has timely paid, or will pay at or prior to
               -----
Closing, all of its taxes with respect to the Project or its operation which are or could become liens against the Project.

          4.7  Mechanic's and Materialman's Liens.  All labor performed and
               ----------------------------------
materials supplied for the Project have been fully paid by Seller, and no mechanic's lien or other lien may be claimed by any person for such labor or materials. If, subsequent to the Closing Date, any mechanic's or oth filed against the Project, or any portion thereof as a result of labor or m Date, within two (2) days after notice to the Seller of the filing thereof, the Seller shall take such action, by bonding, deposit, payment or otherwise, as will remove or satisfy such lien of record against the Project.

          4.8  Condemnation Proceedings.  No condemnation proceedings are
               ------------------------
pending, or to the best of Seller's knowledge are threatened, against the Project or any part thereof, and Seller has not received any oral or written notice that any public authority or utility intends or desires to take or use the Project or any part thereof.

          4.9  Truth and Accuracy of Material Facts.  To the best knowledge of
               ------------------------------------
Seller, all statements made and information given to Buyer in this Agreement, including any related Schedules and Exhibits, are true and accurate in every material respect, and no material fact has been withheld from Buyer. To the best knowledge of Seller, no representation or warranty of Seller in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements not misleading.

          4.10  Other Facts or Circumstances.  Seller has no knowledge or
                ----------------------------
information of any facts, circumstances, or conditions which do or would in any way adversely affect the Project, the improvements thereon, or the successful operation of the Project, except as specifically stated in this Agreement or any related Schedules and Exhibits.

          4.11  Leases.  There are no leases or other occupancy agreements
                ------
relating to the Project other than those set forth in Schedule 1.4. Seller has not collected any prepaid rent in advance in excess of rent for the month during which the Closing occurs or the month immediately following such month, and as of the date hereof, there are no leasing commissions owing in connection with the Project.

          4.12  Pending Alterations.  Seller has not received (and has no
                -------------------
knowledge of) any notice or request from any insurance company or Board of Fire Underptly notify Buyer if Seller receives any such notice before the Closing.

          4.13  Contractual Obligations.  All installations of personal property
                -----------------------
and any alterations or work in connection with the Project performed or required to be performed by Seller (i) under the terms of any leases, or (ii) under any contracts or other agreements affecting the Project have been completed and fully paid for by Seller. No rents or leases have been assigned (except pursuant to any mortgage to which Buyer agrees to take subject and for which Buyer receives a credit towards the purchase price). There are no contracts or agreements for services rendered in connection with the operation of the Project which Buyer shall be required to take the Project subject to, except as set forth in Schedule 1.4 and Schedule 4.13, affixed hereto, and both schedules are true, correct, and complete.. Seller has paid all sums due for wages, utilities, or fees pursuant to all service contracts, management agreements, union contracts, or other agreements affecting the Project except as set forth in Schedule 4.13.

          4.14  Rights of Third Party Purchasers.  To the best of Seller's
                --------------------------------
knowledge, no person, firm, or entity (except as may be set forth in this Agreement) has any rights in or right to acquire the Project or any part thereof.

          4.15  Litigation.  Seller is not a party to any litigation, nor does
                ----------
he know of any threatened litigation, affecting the Project, and Seller shall give Buyer prompt notice if any such litigation is instituted before the Closing.

          4.16  New Contracts.  Seller shall not, without Buyer's written
                -------------
consent, negotiate or enter into any new service or other contract affecting the Project which cannot be terminated without cost to Buyer on or before the Closing.

          4.17  Environmental Compliance.  Seller has no knowledge of any
                ------------------------
conditions of the Real Property which violate any state or federal environmental law, rule, regught of Terminae material representations and warranties in
Section 4 hereof shall be true at and as of the Closing (except to the extent Seller is permitted herein to take actions which may change such state of facts), and Seller further makes such representations as of the Closing (except to the extent Seller is permitted herein to take actions which may change such state of facts). Seller's representations and warranties shall survive the closing of this Agreement for a period of five years after delivery of the Warranty Deed, and any claim based upon breach of any such representation must be asserted within that period. Without limiting any of the rights of the Buyer provided for elsewhere in this Agreement, it is agreed that the obligation of the Buyer to close under this Agreement is conditioned upon the accuracy of all of the Seller's material warranties and representations and the due compliance by the Seller with all of its agreements set forth in this Agreement. If on the Closing Date, the Buyer determines that any of the Seller's representations or warranties is untrue and in any material respect, or if the Seller has not complied in all material respects with any of the Seller's material agreements, covenants or obligations in this Agreement, then the Buyer may elect to terminate this Agreement by notice given to the Seller, in which event neither Seller nor Buyer shall have any further rights or obligations hereunder.

          6.  INDEMNITY FOR SELLER'S BREACH.   In the event the transaction set
              ------------------------------
forth in this Agreement is consummated, Seller agrees to indemnify the Buyer and hold the Buyer harmless and defend the Buyer from and against any and all loss, cost, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, arising as the result of a breach of any material representations, warranties, covenants, agreements or obligations of the Seller set forth in this Agreement.

          7.  APPORTIONMENTS.
              ---------------

          7.1 Items Pro:59 p.m. on the day immediately preceding the Closing
              --------------------------------------------------------------
          Date:
          ----

                (a) Current and pre-paid rents as of the Closing Date on any Leases on the Project (but not past-due rents as of the Closing Date on the Leases on the Project);

                (b) Real estate taxes due and payable prior to and accrued in the year in which the closing occurs. The 1997 general real estate taxes so prorated will be deemed to be equal to 110% of the amount of the general real estate taxes assessed for the year 1996. All levied and pending assessments as of the Closing Date shall be the responsibility of and paid by Seller on the Closing Date;

                (c) Charges for water, sewer, electricity, gas and telephone, which are not metered to tenants under any leases or otherwise charged directly to tenants under any leases; provided that if the consumption of any such utilities is measured by meters, the Seller, on the Closing Date, shall furnish a current reading of each meter; and further provided that if there is not a meter or if the current bill for any of such utilities has not been issued prior to the Closing Date, the charges therefor shall be adjusted on the Closing Date on the basis that the charges for the prior period for which bills were issued and shall be further adjusted when the bills for the current period are issued;

                (d) Amounts paid or payable under transferable service and maintenance contracts, if any such service or maintenance contracts shall, at the Buyer's option, be assigned to and assumed by the Buyer on the Closing Date; and

                (e) Premiums on any existing transferable insurance policies or renewals of those expired prior to the Closing Date, if any such policy shall, at Buyer's option, be assigned to and assumed by the Buyer on the Closing Date.

          7.2 Repurchase of Timeshare Weeks.  Seller is obligated pursuant to
          ---------------------------------
those agreements which are described on Schedule 7.2 affixed hereto (the "Repurchase Agreements"), to repurchase timeshare weeks from third parties. Buyer shall have the option to repurchase from Seller any or all of the timeshare weeks that are put back to Seller on or before five (5) years after the Closing Date at a purchase price of $800 for each "blue week", $1,000 for each "white week" and $1,200 for each "red week," payable in cash upon delivery of good title in the timeshare week to Buyer. Seller shall give Buyer prompt notice of any notices received by Seller that timeshare weeks have been put back to Seller pursuant to the Repurchase Agreements and otherwise facilitate the repurchase of time-share weeks by Buyer. Buyer shall have 30 days following receipt of such notice from Seller to exercise its option granted herein by giving Seller written notice of exercise of such option. Closing shall occur within ten (10) days after Buyer has exercised its option. At closing of the transfer of timeshare weeks, Seller shall execute and deliver to Buyer a memorandum (the "Option Memorandum") in recordable form setting forth the terms of this option.

          7.3 Survival. The provisions of Sections 7.1 and 7.2 shall survive the
              --------
Closing hereunder.

          8.  CLOSING.
              --------

          8.1  Closing Date and Documents.  The closing (the "Closing") of the
               --------------------------
transactions contemplated hereby shall, subject to the provisions of this Agreement, take place on the 120/th/ day after Effective Date at 10:00 o'clock a.m. central daylight savings time at Hot Springs Title Company, Hot Springs, Arkansas (the "Original Closing Date"); provided, however, that the Closing Date shall be extended for an additional 90 days (the "Extended Closing Date"), if, on or before the Original Closing Date, Purchaser shall pay to Seller the sum of One Hundred Thousand Dollars ($100,000.00) in cash (the " Extension Payment"). The Extension Payment shall for all purposes under this Agreement become and be deemed Earnest Money pursuant to Section 2.3 and, except as set forth in the next sentence, shall be non-refundable but shall be applied to the payment of the Purchase Price at Closing. If Buyer does not close the transaction contemplated herein for any reason other than a material breach by the Seller, then Seller shall retain the Earnest Money and Extension Payment as liquidated damages for Buyer's breach of this Agreement and neither party shall have any further liability or obligation hereunder. With respect to the Closing Date, time is of the essence. The term, "Closing Date," shall refer to the Original Closing Date unless the Extension Payment is timely made, in which event, it will refer to the Extended Closing Date.

          8.2 Seller's Closing Obligations. On the Closing Date, Seller shall
              ----------------------------
deliver to Buyer the following items:

                (a) A general warranty deed (the "Warranty Deed") in recordable form conveying the Project free and clear of all liens and encumbrances except the Permitted Encumbrances;

                (b) Copies of all policies of insurance covering the Project assigned to Buyer, at Buyer's option (which assignment shall be subject to the consent of the insurer), together with evidence of premium payment therefor;

                (c) An affidavit in a form acceptable to the title insurance company certifying that the Project is free from claims for mechanic's, materialman's and laborer's liens;

                (d) Appropriate resolutions from the Board of Directors and shareholders of the Seller authorizing the transactions contemplated hereby and the execution and delivery of all of the documents executed in connection with this Agreement;

                (e) A certificate of the Seller dated as of the Closing Date certifying that all of the Seller's representations and warranties set forth in this Agreement remain true as of the Closing Date, or if not, specifying the respect in which such representation or warranty is no longer true;

                (f) A bill of sale conveying all of Seller's right, title and interest in and to all of the Tangible Personal Property and Intangible Personal Property comprising a portion of the Project free and clear of all liens and encumbrances, except the Permitted Exceptions;

                (g) An assignment of any service and maintenance contracts (to the extent that the Buyer, at its option, has elected to assume the same), to the extent the same can be assigned;


                (h) Copies of all the plans, specifications, and blueprints for the Project which are available to Seller;

                (i) All maintenance records and operating manuals pertaining to the Project available to Seller;

                (j)  All keys to the Project;

                (k) All contractors' warranties and guaranties pertaining to the Project, together with assignments of such guaranties and warranties to the Buyer to the extent the same can be assigned;

                (l) Any operating statements relating to the Project available to Seller;

                (m) Any documents necessary to file the Warranty Deed;

                (n) Seller's original soil core tests, if available;

                (o) Seller shall satisfy each requirement of the Title
          Commitment;

                (p) A separate Estoppel, Subordination and Attornment Agreement executed by each of the lessees of the Leases which is in form reasonably acceptable to Buyer and Buyer's lender;

                (q) A notice of assignment of the Leases, if any, addressed to the lessees of the Leases, executed by Seller, advising each of the lessees of the assignment of its respective Lease and directing payments of all future rent to Buyer;

                (r) An assignment of each of the Leases, if any, in recordable form; and

                (s) Such other documents as may be reasonably required by Buyer to effectuate the sale of the Project.

                (t) Proof, satisfactory to Buyer, that all of Seller's trade payables and other liabilities arising from the operation of the Project have been satisfied in full, or will be satisfied at Closing.

                (u) An executed Option Memorandum.

          8.3 Buyer's Closing Obligations. On the Closing Date, Buyer shall
              ---------------------------
deliver to Seller the following items:

                (a) The cash payment of the Purchase Price in the sum of Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00).

                (b) A receipt for security deposits assigned or paid to the Buyer; and

                (c) Such affidavits and other documents as the title insurance company may reasonably request regarding Buyer for the purposes of issuing title insurance for the Project.

     9.  COSTS, BROKERS AND TERMINATION.
         -------------------------------

     9.1  Seller's Costs.  The Seller will pay the following costs: Seller's
          --------------
attorneys' fees, all abstracting costs, costs incurred in issuing the Title Commitment (including any search charges and service fee), all revenue stamps, taxes or filing fees due with respect to the recording of any mortgage satisfactions or releases of any liens.

     9.2 Buyer's Costs.  Buyer will pay the following costs: Buyer's attorney's
         -------------
fees, costs incurred in connection with Buyer's due diligence investigation, any premium on the owner's policy for issuance of the owner's policy and mortgagee's policy of title insurance, and the fee for recording the Warranty Deed.

     9.3  Brokers; Indemnity.  Buyer and Seller represent and warrant to each
          ------------------
other that neither they nor their agents, officers, employees, have entered into any agreement, engaged, used the services of or otherwise dealt with any broker or real estate agent in connection with this transaction other than John W. DeHaven ("DeHaven"). Seller shall be solely responsible for payment of a sales commission payable to DeHaven in the amount of two percent (2%) of the Purchase Price. Seller and Buyer agree to indemnify and hold each other harmless and defend each other from and against any claim, loss, damage and liability, including without limitation reasonable attorneys' fees resulting from the claims of any broker or real estate agent if there is a breach of the foregoing warranty and representation. The provisions of this Section shall survive the Closing hereunder.

     10.  CONDEMNATION AND DESTRUCTION.
          -----------------------------

     10.1  Condemnation.  If, prior to the Closing Date, all or any portion of
           ------------
the Project are taken by eminent domain (or is the subject of a pend later than two (2) days after receipt of the Seller's notice):

                (a) To terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder; or

                (b) To accept title to the Project (other than the portion so taken) without any abatement of the Purchase Price, in which event the Seller shall assign and turn over to the Buyer at the Closing, and the Buyer shall be entitled to receive and keep, all amounts awarded or to be awarded as the result of the taking.

     10.2 Destruction.
          ------------

     (a) If, prior to the Closing Date, all or any material portion of the Project or the Tangible Personal Property is damaged or destroyed by fire or other casualty, the Seller shall notify the Buyer of such fact and the Buyer shall have the option (which option shall be set forth in a written notice from the Buyer to the Seller given not later than two (2) days after receipt of the Seller's notice):

                (1) To terminate this Agreement, in which event neither party shall have any further right or obligations hereunder;

                (2) To accept title to the Project in its existing condition without any abatement of the Purchase Price, in which event the Seller shall assign to the Buyer, at the Closing, all of the Seller's right, title and interest in and to the insurance proceeds awarded or to be awarded to the Seller as the result of such damage or destruction.

     (b) In the event there is damage to or destruction of an immaterial part of the Project or the Tangible Personal Property by fire or other casualty, such damage or destruction shall be repaired promptly by the Seller, and in the event the same is not repaired on or before the Closing Date, then at the Buyer's option:

                (1) The Closing shall be postponed until such repairs have been completed; or,

                (2) The reasonable cost of such repairs, as estimated by the Buyer, shall be withheld from the Purchase Price and paid over to the Seller upon completion of the repairs and delivery to the Buyer of satisfactory evidence that all mechanics, laborers and materialmen providing services or materials in connection therewith have been paid in full, and the Seller's obligation to complete such repairs promptly shall survive the Closing hereunder.

     11.  CONDITIONS TO OBLIGATIONS OF BUYER.  The obligations of Buyer, under
          ----------------------------------
this Agreement, shall be subject to the following conditions, any of which may be waived by Buyer:

     11.1   Representations and Warranties True at Closing.  Buyer shall not
            ----------------------------------------------
have discovered any material error, misstatement or omission in the representations and warranties made by the Seller in Section 4 hereof; the respective representations and warranties made by the Seller herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; the Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing; and Buyer shall have received a certificate, dated to the effect set forth in this Section 11.1.

     11.2  No Damage or Destruction.  Prior to the Closing, there shall not have
           ------------------------
occurred any casualty to any facility, property, machinery, equipment or the building owned or used by the Seller. Additionally, there shall have been no change in the business, properties or operations of the Seller which would have a materially adverse effect on the value of the business and properties of the Seller.

     11.3   Consents.  Seller shall have obtained and delivered to Buyer written
            --------
consents or approvals of all persons or entities whose consent or approval is required to consummate the transactions contemplated herein.

11.4 of the closing documents listed and set forth herein, together with any additional documents which Buyer may reasonably request in writing to effect the transactions contemplated herein.

     12.  SPECIAL CONTINGENCY. The obligations of both Seller and Buyer, under
          -------------------
this Agreement, shall be subject to the receipt by Seller, prior to the earlier of (i) ten (10) days prior to the Original Closing Date or (ii) within fifteen
(15) days afion 12, of the written consent of Litchfield Financial Corporation to Seller conveying the Project pursuant to this Agreement.

     13.  MISCELLANEOUS.
          --------------

     13.1 Notices.
          --------

     (a) All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and mailed to the party to which the notice, demand or request is being made by postage, prepaid, certified or registered mail, return receipt requested, as follows:

     TO THE SELLER:      William Papaik
                         McConnell Building, Suite F
                         2445 North Main Street
                         Crossville, TN 38555
                         Telecopier (615)484-0054

     WITH A COPY TO:     Thomas A. Clure
                         Clure, Eaton, Butler, Michelson,
                           Ferguson & Munger, P.A.
                         222 West Superior Street, Suite 200
                         Duluth, MN 55802
                         Telecopier (218)720-6722

     TO THE BUYER:       Michael G. Todd
                         Capitol Communities Corporation
                         25550 Hawthorne Boulevard
                         Suite 207
                         Torrence, CA 50505
                         Telecopier (310)375-3841

     WITH A COPY TO:     G. Robert Hardin
                         HARDIN & GRACE, P. A.
                         410 West Third Street, Suite 200
                         Little Rock, AR 72201
                         Telecopier (501) 376-6337

     (b) Any such notice, demand or request shall be deemed to have been rendered or given on the date of mailing.


     (c) Notice of any address change shall be given in accordance with the provisions of this Section.

     13.2  Entire Agreement.  This Agreement and the Exhibits attached hereto
           ----------------
contain all of the terms agreed upon between the parties with respect to the subject matter hereof and supersedes any and all prior written understandings. All provisions of this Agreement shall survive closing.

     13.3  Amendments.  This Agreement may not be changed, modified or
           ----------
terminated except by an instrument executed by the parties hereto.

     13.4  Waiver.  No waiver by either party of any failure or refusal of the
           ------
other party to comply with any of its obligations shall be deemed a waiver of any other or subsequent failure or refusal so to comply.

     13.5  Successors and Assigns.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns.

     13.6  Section Headings.  The headings of the various Sections of this
           ----------------
Agreement have been inserted only for the purposes of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, explain, qualify or restrict any of the provisions of this Agreement.

     13.7  Governing Law.  This Agreement shall be governed by and in accordance
           -------------
with the laws of the State of Arkansas applicable to contracts made and to be performed wholly within that State.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated hereinbelow.

                              SELLER:

                              SUNBAY, INC



                              BY: /s/ William V. Papaik
DATE OF                               -----------------
EXECUTION: 2-21-97                William V. Papaik, President
          ------------------

                              BUYER:

                              CAPITOL COMMUNITIES CORPORATION



                              BY: /s/ Michael G. Todd
DATE OF                               ---------------
EXECUTION: 2-21-97                Michael G. Todd
          ------------------
                                       18